                                                EXHIBIT 10.24


                                                  January 3, 1996


                        LETTER OF AUTHORIZATION
                        -----------------------


    THE "BAVARIAN DENTAL INSTRUMENTS, INC." IS THE SOLE INITIAL U.S. DISTRIBUTOR OF DENTAL BURS. "BAVARIAN DENTAL INSTRUMENTS, INC." IS AUTHORIZED TO LIST DENTAL BURS WITH FDA ON BEHALF OF NPO "ALTECH" AND MAINTAIN HISTORICAL LISTING FILE. NPO "ALTECH" IS THE MANUFACTURER OF DENTAL BURS.



             V.K. KARAGULFIN, president                        January 3, 1996
             --------------------------

             [SEAL]


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                                        -1-

                      EXECUTIVE PURCHASE AGREEMENT # AT06-501.

THIS EXCLUSIVE PURCHASE AGREEMENT is effective this 18 day of December, 1995, by and between NPOO "ALTECH"/NPP "SISTEMA" (MANUFACTURER), having its principal place of business at: 220092 - Minsk, Pushkina St., 39, Republic of Belarus, and BAVARIAN DENTAL INSTRUMENTS, INC., a corporation ("DISTRIBUTOR") having its principal place of business at 200 North Westlake Blvd., #202, Westlake Village, California 91362, USA (the Agreement) with reference to the following:

                                  RECITALS.

A. Manufacturer is in the business of manufacturing dental instruments (hereinafter referred to as "Product");
B. Manufacturer desires to grant a distributorship in the Product to Distributor;
C. Distributor desires to act as the sole and exclusive distributor of the Product on behalf of Manufacturer.

1. RECITALS. The recitals in paragraph A through C, inclusive, are incorporated herein by this reference.

2. APPOINTMENT. Subject to the terms and conditions hereinafter set forth, Manufacturer appoints Distributor as its exclusive and sole distributor of the Product for a period of 3 years from the date hereof ("Exclusive Term") in the territory described in Declaration of Exclusive Rights (dated 12.21.95) attached hereto and by this reference made a part hereof.

3. PURCHASE ORDERS. Upon ordering Product, Distributor shall submit to Manufacturer Purchase Order specifying the quantities, prices, shipping dates, packaging and marking requirements ("Purchase Order"). Each Purchase Order shall be a supplement to this Agreement when accepted by Manufacturer.

4. PURCHASE PRICE AND TERMS. The purchase price for each unit of Product regardless of quantities, shapes, sizes and grits, including shipping, insurance and Manufacturer's custom duties, CIF, BAVARIAN DENTAL INSTRUMENTS, INC. Westlake Village, California USA, is 21 CENT (USD).

The following terms of payment shall apply:

(a) if the Purchase Order of Distributor requires scheduled shipments, Distributor shall pay Twenty-Five Percent (25%) of the total purchase price as a downpayment with the placement of the Purchase Order;
(b) after Distributor receives, inspects, and accepts the shipped goods, Distributor shall pay the balance of the purchase price for all of the accepted goods, and Fifty Percent (50%) of the purchase price for the next scheduled shipment;
(c) each Purchase Order shall schedule no more than four (4) shipments;
(d) payment shall be made by Letter of Credit or wire transfer to a bank designated by Manufacturer. All Letters of Credit shall specify that they may not be drawn upon until such time as Distributor has inspected and accepted the shipment;
(e) in the event that the Purchase Order requires a single shipment, Distributor shall pay Fifty Percent (50%) as a downpayment with the placement of the Purchase Order, with the balance to be paid when the Product is received, inspected and accepted by Distributor; and
(f) Manufacturer shall submit an invoice with each and every shipment of Product. Distributor shall be required to make payments no more often than twice in each month.

5. SHIPPING TERMS. Manufacturer agrees to ship the Product on or before the date requested in the Purchase Order, provided that Distributor shall allow not more than five (5) calendar days for shipping delays. Manufacturer agrees to notify Distributor concerning any delays in advance, in writing. Unless otherwise instructed, Manufacturer shall ship the Product to:
                  BAVARIAN DENTAL INSTRUMENTS, INC.
                   200 North Westlake Blvd., #202
                Westlake Village, California 91362, USA


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                             -2-

6. PRODUCT REQUIREMENTS. All Product technical and working characteristics shall be in full compliance with Manufacturer's specifications. The shape, size and working characteristics are to be guaranteed by the Manufacturer for the compliance with Purchase Order and ISO standard requirements.
7. PACKAGING AND MARKING REQUIREMENTS. All packaging and marking shall be specified by Distributor. Each individual pack containing the Product shall have the same part number, unless otherwise specified by Distributor. All individual packs shall be sealed in plastic bags with labels identifying the Product name, part number, quantity and Manufacturer's country of origin. Manufacturer shall ship the Product in cartons with marking that comply with the air carrier's regulations to provide safe transportation of the Product from Manufacturer to Distributor.

8. PRODUCT GUARANTEE. Manufacturer, with each shipment, shall provide its Certificate of Quality, stating that it has complied with the Product specifications set forth in Paragraph 6, hereinabove, and the packaging and marking specifications set forth in Paragraph 7, hereinabove.

9. PRODUCT INSPECTION AND ACCEPTANCE. The Product shall be deemed accepted by Distributor at such time as Distributor has verified the following:
(a) the Product compliance with specification requirements are confirmed by Manufacturer's quality certificate;

(b) the Product has been inspected to determine that the quantity is in accordance with the Purchase Order of Distributor;

(c) the inspection of Distributor finds that the Product part numbers, packaging and marking are in full compliance per the Purchase Order of Distributor.

10. REJECTION OF PRODUCT. If any Product is found to be defective and/or not in compliance with the terms of this Agreement, The Purchase Order and/or any supplemental instructions of Distributor to Manufacturer concerning same, including Product specification requirements as set forth in Paragraph 6, hereinabove, such Product may be rejected by Distributor and returned to Manufacturer at the expense of Manufacturer for full replacement at Manufacturer's expense. Distributor shall have the right to deduct any and all expenses in returning and replacing the defective Product from any current or future payments due.
Replacement of defective Product shall be made by Manufacturer with three (3) weeks from the date Distributor returns such defective Product to the Manufacturer.

11. TERM OF AGREEMENT. The initial term of this Agreement shall be for a period of twelve (12) months following the date Distributor first place a Purchase Order with Manufacturer.

12.  MISCELLANEOUS.
(a) ARBITRATION AND JURISDICTION. Any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, shall be settled in the International Arbitration Court in Stockholm, Sweden in accordance with the rules and procedures of said Court.

(b) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same agreement.

(c) FINAL AGREEMENT. The Agreement constitutes the final agreement between the parties concerning the matters herein, and supersedes all prior and contemporaneous agreements and understandings, whether oral or in writing.

(d) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and every provision hereof, and of every agreement which may be entered into under the terms hereof.

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                                     -3-

(e) LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(f) NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given.

(g) GOVERNING LAW. This Agreement is and shall be deemed to be, a contract entered into, under and pursuant to the laws of United States of America, and shall be in all respects governed, construed, applied and enforced in accordance with the laws of United States of America; and no defense given or allowed by the laws of any other state or country shall be interposed in any arbitration proceeding, action or other proceeding herein unless such defense is also given or allowed by the laws of United States of America.

(h) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extend of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(i) DESCRIPTIVE HEADINGS. The descriptive article, section and paragraph headings herein have been inserted for convenience of reference only and do not constitute a part of this Agreement and shall not control or affect the making or construction of any of the provisions of this Agreement.

(j) DRAFTING. There shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement.

(k) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of parties hereto, their successors and assigns.
Notwithstanding same, Manufacturer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Distributor.

(l) AMENDMENTS AND OTHER MODIFICATIONS. No amendment or any provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by all of the parties hereto.
Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          "MANUFACTURER"                        NPO "ALTECH"

                                                                    [SEAL]
                                       By: F.K. Karagulkin
                                              President


       "DISTRIBUTOR"                  BAVARIAN DENTAL INSTRUMENTS, INC.

                                                                    [SEAL]
                                      By:  A. Borodyansky
                                           Vice President